UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
ING Life Insurance and Annuity Company
--------------------------------------
(Exact name of registrant as specified in its charter)

CONNECTICUT
(State of Incorporation)

333-130827, 333-130833, 333-141040, 333-133157, 333-133158
(Commission File Numbers)

#71-0294708
(IRS Employer Identification Number)

One Orange Way, Windsor, CT	06095-4774
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 860-580-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

This Filing Is Made In Accordance With Item No. 8.01 of Section 8 of Form 8-K:

Item 8.01 Other Events

Background

On May 11, 2006, ING Life Insurance and Annuity Company (“ILIAC”) organized Northfield
Windsor LLC (“NWL”) as a wholly-owned subsidiary for the purpose of purchasing, constructing, developing, leasing, and managing a new corporate office facility to be located at
One Orange Way, Windsor, Connecticut, that would serve as the principal executive office of
ILIAC and as corporate offices for other Hartford based operations of ILIAC and its affiliates.
Effective October 1, 2007, the principal executive office of ILIAC was changed to One Orange
Way, Windsor, Connecticut.

October 31, 2007 Merger

On October 31, 2007 (the “merger date”), NWL merged with and into ILIAC. As of the merger date, NWL ceased to exist and was succeeded by ILIAC. As of the merger date, all liabilities of
NWL and all property owned by, and every contract right possessed by, NWL vested in ILIAC.

ILIAC is a stock life insurance company domiciled in the state of Connecticut and is a wholly-
owned subsidiary of Lion Connecticut Holdings Inc., which is an indirect, wholly-owned subsidiary of ING Groep, N.V., a global financial services company based in The Netherlands.
Prior to the merger date, NWL was a direct, wholly-owned subsidiary of ILIAC. NWL was a limited liability company organized in the state of Connecticut.

The Board of Directors and sole shareholder of ILIAC and the sole member of NWL approved the agreement and plan of merger on September 21, 2007. The State of Connecticut Insurance
Department also approved the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 1st day of November 2007 on its behalf by the undersigned hereunto duly authorized.

ING Life Insurance and Annuity Company (Registrant)

/s/Megan Huddleston Megan Huddleston Assistant Secretary